Exhibit 10.1
                                                    Agreement Number







UNISYS                                    Consolidated
                                          Agreement




                                          Client Name and Mailing Address
                                          -------------------------------

                                          Smith River Bankshares, Inc.
                                          -----------------------------------

                                          730 E. Church Street
                                          -----------------------------------

                                          Martinsville, VA  24112
                                          -----------------------------------

                                          -----------------------------------



Client acknowledges it has read and understands this Agreement (including all attached schedules and amendments) and is not entering into this Agreement on the basis of any representations not expressly set forth in it.

Agreed and Accepted

Unisys Corporation                             Client

-----------------------------------            ---------------------------------
(Signature)                 (Date)             (Signature)               (Date)


-----------------------------------            ---------------------------------
(Printed/typed name)                           (Printed/typed name)


-----------------------------------            ---------------------------------
(Title)                                        (Title)

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UNISYS                     Consolidated Agreement

Unisys Corporation (Unisys) will sell and license Products and services and Client agrees to purchase and license those Products and services under the following terms and conditions:


1.   Definitions

      1.1 Software means the object code version of computer programs and any related documentation, excluding maintenance diagnostics. Software also means the source code version where provided by Unisys. Software also means microcode, not embedded in a circuit element, that enables the equipment to function according to its published specifications.

      1.2 Products means equipment, Software, documentation (including manuals and education materials) and Software maintenance releases and updates.

      1.3 Software Processing Unit ("SPU") means equipment which controls and executes Software.

      1.4 SURETY Support Services means various forms of installation and support for the Products.

      1.5 Proprietary Information means Software, diagnostics, documentation, including manuals, and any other information confidential to Unisys or its licensors.

      1.6 Information Services means all technical and consultative services other than SURETY Support Services.

      1.7 Installation Date means the date Unisys completes installation (as determined by Unisys) or, if equipment or Software is to be installed by Client, the tenth day following shipment.

2.    Effective Date

      This Agreement will become effective when signed by duly authorized representatives of both parties and will continue in effect until terminated according to its terms.

3.    Schedules - Ordering Procedure

      3.1 Unisys will furnish to Client and Client will accept and pay for the Products and services itemized on the following Schedules which, together with the terms on the Schedules, are an integral part of this Agreement.

         Schedule name
         Equipment Sale
         SURETY Support Services
         Software Licenses
         Information Services

      All references to Products and services in this Agreement are to the Products and services listed on the Schedules and on any Schedules submitted to and accepted by Unisys pursuant to Section 3.2 and to any Products and services supplied by Unisys with such listed Products and services.

      3.2 Client may order additional Products and services under this Agreement by submitting properly completed Unisys Supplemental Schedule Orders referencing this Agreement. All Orders will refer to this Agreement by number and will be signed by Client. All education lecture courses must be ordered on a Client Education Enrollment Application.

      3.3 All orders are subject to acceptance by Unisys. Acceptance by Unisys will be effective when communicated in writing to Client. The receipt or deposit by Unisys of a Client down payment will not constitute acceptance of an order. Any down payment received from Client will be returned if the order is not accepted by Unisys.

      3.4 Unisys may substitute Products of equivalent or superior functionality and performance in the event that any of the Products ordered are not available at the time of shipment.

4.    Delivery and Installation

      4.1 Unisys will arrange for delivery of Products and Client will pay for transportation in accordance with the Unisys published transportation charges in effect at the time of delivery or, if Unisys has not published any such charges, Client will pay Unisys for transportation charges actually incurred. Client will also pay for all cables and site-specific installation materials required to install the equipment at Client's site.

      4.2 Unisys will provide Client with one copy of the then-current user documentation, in paper or electronic form at the option of Unisys, for use with the Products ordered and environmental specifications for equipment, where applicable. Prior to delivery of equipment, Client will prepare the installation site and will continue to maintain the installation site in accordance with such specifications.

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      4.3 Client will install all items of equipment with the designation "Y" in the "Client installable" column when there is no installation charge listed on the Equipment Sale Schedule. Unisys will install all other items of equipment. Client will install all items of Software other than those for which a fixed installation charge is indicated on the Software
      Licenses Schedule. All Products to be installed by Unisys will be installed during Unisys normal working hours, unless otherwise provided in this Agreement.

      4.4 Client may arrange for  installation  by Unisys of Client  installable
      Products,   subject  to  the  then-current  standard  Unisys  charges  and conditions.

      4.5 If additional labor and rigging is required for installation due to Client's special site requirements, Client will pay those costs including costs to meet union or local law requirements.

5.    Payment

      5.1 Charges for Products will be invoiced upon shipment.

      5.2 Charges for SURETY Support Services will be invoiced in advance, quarterly, annually, or at other periodic intervals; otherwise, charges will be invoiced after the services are performed. Hourly use, page and remote service charges will be invoiced monthly unless otherwise indicated.

      5.3 Charges for Information Services will be invoiced as the services are performed.

      5.4 All charges must be paid no later than 30 days from the date of the invoice. Unisys may impose a late payment charge equal to the lesser of
      (a) 1-1/2% per month or (b) the maximum rate allowed by law.

      5.5 Additional charges may apply to services rendered outside contracted hours or beyond normal coverage at Client's request, e.g., travel expenses, premium and minimum charges.

6.    Taxes

      6.1 Client will pay any tax Unisys becomes obligated to pay by virtue of this Agreement, exclusive of taxes based on the net income of Unisys.

      6.2 All personal property and similar taxes assessed after shipment will be paid by Client.

7.    Price Protection

      7.1 The charges for Products in any accepted order will remain firm through delivery, unless through no fault of Unisys shipment takes place more than one year after the date of the order. If Unisys notifies Client that an increase in charges will apply to its order, Client may terminate the affected part of its order by giving written notice to Unisys within ten days of the date of notification of the increase.

      7.2 SURETY Support Services charges will not be increased during the first twelve months following the commencement of those services. The charges may be increased thereafter on each anniversary of the commencement date following 90 days prior written notice to Client, unless otherwise noted on the SURETY Support Services Schedule.

      7.3 Charges for Software Licenses and Information Services will not be increased during any one-year term, but may be increased prior to any subsequent term upon 90 days prior written notice to Client. If Software or services are contracted on a month-to-month basis the charges may be increased at any time following 90 days prior written notice.

 8.   Security Interest

      Unisys reserves a purchase money security interest in equipment until payment in full is received for all equipment delivered to Client and, for that purpose, this Agreement is a security agreement, By signing this Agreement, Client authorizes Unisys or its agent to sign on behalf of Client the necessary financing statements, or to file a reproduction of a financing statement. Alternatively, Unisys may file this Agreement or a copy of this Agreement to perfect its security interest. If this Agreement or a copy of it is filed, information concerning the security interest may be obtained from Unisys at the address stated in Section 17.

 9.   Client's Operational Responsibilities

      9.1 Client acknowledges it has independently determined that the Products and services ordered under this Agreement meet its requirements.

      9.2 Client has sole responsibility for use of the Products, including operating procedures, audit controls, accuracy and security of input and output data, restart and recovery routines, and other procedures necessary for Client's intended use of the Products.

      9.3 Client will ensure that its personnel are, at all times, educated and trained in the proper use and operation of the Products and that the Products are used in accordance with applicable Unisys manuals and instructions.

      9.4 Client will maintain back-up data necessary to replace critical Client data in the event of loss or damage to such data from any cause.

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      9.5 If  Unisys is  providing  SURETY  Support  Services,  Client  will (a)
      maintain   the   operating   environment   in   accordance   with   Unisys
      specifications, (b) provide adequate working and storage space for use by Unisys personnel near the equipment, (c) provide Unisys full access to the equipment and sufficient computer time, subject only to Client's security rules, (d) follow Unisys procedures for placing service requests and
      determining   if  remedial   service  is  required,   (e)  follow   Unisys
      instructions for operator maintenance and obtaining services, (f) provide a memory dump and additional data in machine readable form if requested
      (g) reproduce suspected errors or malfunctions in Software, and (hi install all error corrections and maintenance releases supplied by Unisys.

      9.6 Information Services supplied by Unisys under this Agreement are provided to assist Client. Client, not Unisys, will be responsible for determining objectives and obtaining the desired results.

10.   Protection of Proprietary Information

      10.1 Client will keep in confidence and protect Proprietary Information from disclosure to third parties and restrict its use as provided in this Agreement. Client acknowledges that unauthorized disclosure of Proprietary Information may cause substantial economic loss to Unisys or its licensors. All materials containing Proprietary Information will be marked with "Proprietary," "Confidential," or in a manner which gives notice of its proprietary nature. Proprietary Information will not be copied, in whole or in part. except when essential for correcting, generating or modifying Proprietary Information for Client's authorized use. Each copy, including its storage media, will be marked by Client with all notices which appear on the original.

      10.2 Upon termination or cancellation of any license granted under this Agreement, Client will destroy (and, in writing, certify destruction) or return to Unisys all copies of the Software the license for which has been so terminated or canceled and any other related Proprietary Information in Client's possession (including Proprietary Information incorporated in other software or writings).

      10.3 Any ideas, concepts, know-how, data processing techniques, Software, documentation, diagrams, schematics or blueprints developed by Unisys personnel (alone or jointly with Client) in connection with Information Services provided to Client will be the exclusive property of Unisys. Unisys grants to Client a non-exclusive, royalty-free license to use any of the foregoing in accordance with the terms of this Agreement.

      10.4 Client acknowledges that all support materials, including without limitation, diagnostic software, are the property of and include Proprietary Information of Unisys. Client assures that such materials will be used only by Unisys maintenance personnel, and that Unisys has the right to remove such materials from Client's facility at any time. This provision applies even though such materials may be listed in the Unisys price lists, catalogs, invoices or contracts.

      10.5 Client  will inform its  employees  of their  obligations  under this
      Section 10 and instruct them so as to ensure such obligations are met.

      10.6 This Section 10 will survive termination or cancellation of this Agreement.

11.   License

      11.1 Unisys grants to Client a personal, non-exclusive and nontransferable license to use Software and related documentation according to the terms and conditions of this Agreement, solely for Client's internal data processing requirements on the Unisys SPU in the United States on which Software is initially installed. Client's use of Software will also be governed by any additional conditions which Unisys may provide on or prior to delivery of Software. Client agrees that Unisys may periodically inspect the computer site in order to audit Software supplied by Unisys installed at Client's site at mutually agreed upon times. If a separate license agreement accompanies non Unisys commodity Software, then the separate license agreement terms will supersede the license terms in this Agreement for that Software,

      11.2 Client may modify any Unisys application Software and may combine this Software with other programs or materials to form an updated work, provided that upon termination of the license, the Unisys application Software will be removed from the updated work and returned to Unisys. Client will not decompile or disassemble any Software provided under this Agreement or modify Software which bears a copyright notice of any third party.

      11.3 Unisys provides no media or documentation for Software designated "LO"(License Only). Client may make (a) one archival copy (for backup purposes) of each item of Software, and (b) one copy, as required, for each license granted of Software designated "LO" Each copy will contain all legends and notices and will be subject to the same conditions and restrictions as the original. Software designated "SUBSCRN" (subscription) entitles Client to functional updates that Unisys releases for the same eligible base Software during the applicable term of the subscription, provided Client has a current license and the latest applicable Software Maintenance Releases for the eligible base Software. Software designated "DRIVER" is for use solely with those models of device types specified in the driver's then-current published specification and a license is required for each separately addressable unit of a device type.

      11.4 If the SPU on which any item of Software is licensed becomes temporarily unavailable, use of such Software may be temporarily transferred to an alternative SPU until the original SPU becomes available.

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      11.5 No  license  is  granted  to  Client  to use any  Unisys  proprietary operating system Software to assess, test or develop any hardware products or device handler software or operating system software that will be marketed by Client or others for compensation. Client may develop other software programs and may test fully developed, commercially available non Unisys hardware products or software programs where such testing is solely intended for Client's internal evaluation of the fitness of such product or program for Client's own internal data processing purposes.

      11.6 If Client desires to: (a) use Software in a service bureau mode, (b) use Software at another location, (c) use Software as restricted in
      Section 11.5, or (d) transfer operational use of the Software to a third party; then Client must request prior permission in writing from Unisys. Unisys will then advise Client whether, and under what terms and conditions, Unisys will license the Software as requested. All restrictions applicable to Client will also apply to any permitted service bureau or third party users.

      11.7 This Agreement does not transfer to Client title to any  intellectual
      property   contained  in  any  Software,   documentation   or  Proprietary
      Information.

      11.8 No party is entitled to use any Software unless the party has a valid written license to use such Software and all applicable charges for the use of such Software have been paid, except that Client may authorize temporary use of Software by a third party, only for Client's benefit, to assess, test or develop software programs to the extent authorized by
      Section 11.5 or to perform consulting services and studies, provided such third party agrees in writing to be bound by the provisions of this Agreement regarding Proprietary Information and Software,

      11.9 This section applies to all procurements of Software and documentation by or for the U.S. federal government. By accepting delivery of the Software and documentation, the government hereby agrees that the Software and documentation qualifies as "commercial" computer software and commercial software documentation within the meaning of the acquisition regulations) applicable to this procurement. The terms and conditions of this license shall prescribe the government's use and disclosure of the Software and documentation, and shall supersede any contrary provisions. The government agrees to return the Software and documentation unused if any provision of this License does not meet the government's actual minimum needs or if the government objects to any term of this license and the parties are unable to reach agreement on the terms of the license. The following statement applies only to procurements governed by DFARS Part
      227.4 (OCT 1988): "Restricted Rights - Use, duplication and disclosure by the Government is subject to restrictions as set forth in subparagraph
      (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 (OCT 1988)."

12.   Warranties and Disclaimers

      12.1 EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE. UNISYS DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO BOTH UNISYS AND NON UNISYS PRODUCTS AND SERVICES. UNISYS WARRANTIES EXTEND SOLELY TO CLIENT. YEAR 2000 WARRANTIES OF EQUIPMENT AND SOFTWARE ARE MADE SOLELY IN SECTION 12.4.

      12.2 Equipment:

      (a) Unisys warrants that equipment will be free from defects in material and workmanship and will substantially conform to relevant Unisys published specifications for a period of twelve months from its Installation Date. Equipment (i) may be newly manufactured, (ii) may be assembled from new or serviceable used parts that are equivalent to new parts in performance, or (iii) may have been previously installed. During this twelve month warranty period, Unisys will repair or replace any defective item of equipment or part or component of equipment promptly reported or sent to Unisys by Client which Unisys determines was defective due to faulty material or workmanship. Client will pay transportation and insurance costs to ship equipment if an off-site repair location is designated by Unisys; Unisys will pay the return costs if the equipment was defective. Labor costs of diagnosis are not included in this warranty.

      (b)  Because  equipment  requires  on-going  maintenance,   the  preceding
      warranty is not a substitute for SURETY Support Services, which are available to Client for a charge.

      (c) Unisys makes no representation or warranty as to non Unisys equipment provided to Client, all of which is sold or licensed to Client "AS IS." Client agrees to look solely to the warranties and remedies, if any, provided by the manufacturer.

      12.3 Software:

      (a) Each item of Software with the designation "W" is, in its unaltered form, warranted for-90 days from its Installation Date to conform substantially to the then-current published functional specifications, provided such Software is used in a manner consistent with any applicable Unisys minimum equipment and software configuration specifications. Unisys will make reasonable efforts to correct such errors reflecting significant deviations from the functional specifications as are reported by Client to Unisys during such warranty period.

      (b) Because not all errors in Software can or need be corrected, Unisys does not warrant that all Software defects will be corrected. Similarly, Unisys does not warrant that the functions contained in the Software will meet Client's requirements or that the Software will operate in combinations selected for use by Client.

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      (c) All  other  Software  delivered  is not  warranted  by  Unisys  and is licensed "AS IS." In the case of non Unisys Software, Client agrees to look solely to the warranties and remedies, if any, provided by the Unisys licensor or vendor.

      12.4 Year 2000 - Equipment and Software

      (a) Unisys warrants that the Products designated "R" in the Y2K Ready column in the relevant Schedule to this Agreement will be capable, when used in accordance with the applicable Product documentation provided by Unisys, of accurately processing date data (including, but not limited to calculating, comparing and sequencing) from, into and between the 20th and 21st centuries and 1999 and 2000, including leap year calculations, provided that all third party products and Client's customized data processing materials used in combination with the Products properly exchange date data with the Products (hereinafter "Year 2000 Ready"). Unisys will repair or replace Products that do not accurately process date data as set forth above, provided: (i) Client notifies Unisys before March 31, 2000 or, if later, before the expiration of any general warranty period for the Products under Sections 12.2 or 12.3 above; and (ii) Client keeps the Products at the then-current release level(s) and, in the absence of a general warranty or after any general warranty period, enrolled continuously under Unisys maintenance.

      (b) Unisys makes no warranty for date data functionality for Products designated "V" in the Y2K Ready column. Unisys obtains these Products from third parties and will pass on to Client such date data functionality warranties, if any, as the Product vendor permits Unisys to pass along on the Product vendor's behalf to end users. Client agrees to look solely to such Product vendors for correction or repair of defects in date data functionality of such Products.

      (c) Products designated "RC" in the Y2K Ready column are obtained from third parties and are warranted as "R" according to Section 12.4(a), above, when: (i) acquired from Unisys; and (ii) designated by Unisys for use as a component in a Unisys packaged style designated "R;" and (iii) used by Client only as a component in that Unisys packaged style. In all other instances, a Product designated "RC" will be deemed and treated as a 'V' Product under Section 12.4(b), above.

      (d) Unisys makes no warranty for date data functionality for Products designated "N" or "U" or for Products with no designation in the Y2K Ready column. Client acknowledges that it understands that Products designated "N" are not and will not be made Year 2000 Ready and that Unisys disclaims any warranty of the Product's ability to function correctly when dealing with dates. Client has independently evaluated the Products and, notwithstanding the foregoing, confirms its order for the said Products and agrees its use of such Products will be at its sole risk.

      12.5 SURETY Support Services:

      (a) Unisys warrants that equipment and Software will be supported in accordance with the specific SURETY Support Service selected, Unisys sole and exclusive obligations under this warranty will be to conform to the SURETY Support Service Descriptions. Equipment parts which are removed for replacement by Unisys become the property of Unisys.

      (b) To determine eligibility and prerequisites for SURETY Support Services, Unisys may require inspection, at Client expense, of equipment which (i) has not been maintained continuously by Unisys from the date of purchase by Client or (ii) has been relocated.

      (c) Unisys requires the same SURETY Support Service Level for the SPU and all equipment and Software that is eligible for SURETY Support Services and interoperates with the SPU. Application software, local area networks, workstations, and remote data communications Products are excluded from this requirement.

      (d) SURETY Support Services do not cover the parts and service required to repair damage or correct errors attributable to (i) alterations or out-of-specification supplies, (ii) accidents, misuse, negligence or failure of Client to follow instructions for proper use, care and cleaning of equipment, (iii) external factors (e.g., failure or fluctuation of electrical power or air conditioning, fire, flood), or (iv) failure by Client to comply with Unisys environmental specifications.

      (e) SURETY Support Services apply only to properly configured Products at the minimum hardware and software levels designated by Unisys for support of the applicable Product specification. SURETY Support Services will include repair or correction of material deviations that prevent the Product from being Year 2000 Ready only if the Product is warranted as "R" according to Sections 12.4(a) and (c) and Unisys is then currently providing development center support (also called engineering support) for the Product or, if Unisys discontinues development center support, a Unisys created repair or correction already exists for the same deviation. Except as provided in the immediately preceding sentence, all SURETY Support Services provided by Unisys exclude repair of damage or correction of errors related to date data functionality.

      (f) SURETY Support Services do not include correction or repair of defects, including any related to date data functionality, in the design, manufacture, materials or workmanship of either (i) non Unisys services or products without a Unisys brand, or (ii) Product(s) for which Unisys has discontinued development center support.

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      12.6     Information Services:

      (a) Unisys will endeavor to provide Information Services on a timely basis subject to availability of qualified personnel and the difficulty and scope of the services to be provided.

      (b) Unisys may assign, reassign and substitute personnel at any time and may provide the same or similar services and materials to other clients.

      (c) Information Services under this Agreement do not include any services related to date data functionality, including services pertaining to Year 2000.

13.   Alterations and Attachments

      13.1 If Unisys is providing SURETY Support Services, Client will give Unisys prior written notice of any proposed alterations or attachments to equipment, Unisys has no obligation to provide SURETY Support Services for non Unisys attachments, altered equipment or modified Software. Should Unisys agree to maintain, support or correct altered Products, Unisys may impose additional charges.

      13.2 Unisys is not responsible for any malfunction, nonperformance or degradation of performance of Products, supplies or maintenance support materials caused by or resulting directly or indirectly from any alteration or attachment unless Unisys is maintaining and Client has notified Unisys of the alteration or attachment that causes the malfunction.

      13.3 Unisys warranties will not apply if attachment of non Unisys equipment or alteration of Products directly or indirectly results in any malfunction, nonperformance or degradation of performance of Unisys Products; in addition, Client will be solely responsible for resulting infringement, personal injury or damage to property and Products. 13.4 For purposes of this Agreement, "alterations" includes, but is not limited to, the incorporation of non Unisys components, boards and subassemblies into equipment, as well as modifications to Software. "Attachments" includes, but is not limited to, any non Unisys equipment, software, components or devices which are connected to Unisys Products.

14.   Limitation of Liability

      14.1 UNLESS FURTHER LIMITED ELSEWHERE IN THIS AGREEMENT, THE ENTIRE LIABILITY OF UNISYS AND CLIENT'S EXCLUSIVE REMEDY FOR DAMAGES FROM ANY CAUSE RELATED TO OR ARISING OUT OF THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, WILL NOT EXCEED THE GREATER OF
      (a) $100,000 OR (b) THE CHARGES PAID TO UNISYS DURING THE 24-MONTH PERIOD IMMEDIATELY PRIOR TO CLIENT'S NOTICE PURSUANT TO SECTION 18.1 FOR THE PRODUCTS OR SERVICES WHICH ARE THE SUBJECT MATTER OF OR DIRECTLY RELATED TO THE CAUSES OF ACTION ASSERTED. THIS SECTION 14.1 DOES NOT APPLY TO CLAIMS COVERED BY SECTION 15.

      14.2 IN NO EVENT WILL UNISYS BE LIABLE FOR (a) ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, REVENUES, PROFITS OR SAVINGS, EVEN IF UNISYS KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES, (b) CLAIMS, DEMANDS OR ACTIONS AGAINST CLIENT BY ANY PERSON, EXCEPT AS PROVIDED IN SECTION 15, OR (c) LOSS OF OR DAMAGE TO CLIENT DATA FROM ANY CAUSE.

      14.3 The entire liability of Unisys and Client's exclusive remedy for any defective non Unisys Products provided under this Agreement is limited to their return to Unisys within 90 days after shipment for refund of the amount paid to Unisys for such Products (not including any amounts paid for related services).

      14.4 Unisys may direct Client to third parties having products or services which may be of interest to Client for use in conjunction with the Products. Notwithstanding any Unisys recommendation, referral or introduction, Client will independently investigate and test non Unisys products and services and will have sole responsibility for determining suitability for use of non Unisys products and services. Unisys has no liability with respect to claims relating to or arising from use of non Unisys products and services, including, without limitation, claims arising from failure of non Unisys products to provide proper time and date functionality.

15.   Patent, Copyright and Trade Secret Indemnification

      15.1 Unisys, at its own expense, will defend and indemnify Client against claims that Products furnished under this Agreement infringe a United States patent or copyright or misappropriate trade secrets protected under United States law, provided Client (a) gives Unisys prompt written notice of such claims pursuant to Section 17, (b) permits Unisys to defend or settle the claims, and (c) provides all reasonable assistance to Unisys in defending or settling the claims.

      15.2 As to any Product which is subject to a claim of infringement or misappropriation, Unisys may (a) obtain the right of continued use of the Product for Client or (b) replace or modify the Product to avoid the claim. If neither alternative is available on commercially reasonable terms, then, at the request of Unisys, any applicable Software license and its charges will end, Client will stop using the Product, and Client will return the Product to Unisys. Upon return of the Product, Unisys will give Client a credit for the price paid to Unisys, less a reasonable offset for use and obsolescence.

      15.3 Unisys will not defend or indemnify Client if any claim of infringement or misappropriation (a) is asserted by a parent, subsidiary or affiliate of Client, (b) results from Client's design or alteration of any Product, (c) results from use of any Product in combination with any non Unisys product, or (d) relates to a non Unisys Product alone.

      15.4 This Section 15 states the entire liability of Unisys and Client's sole and exclusive remedies for patent or copyright infringement and trade secret misappropriation.

16.   Termination and Cancellation

       16.1 Unisys may suspend SURETY Support Services if any payment for such service under this Agreement is past due more than 30 days.

       16.2 Unisys may terminate SURETY Support Services or change support to Client for a Product upon six months written notice or at the expiration of the then-current term for SURETY Support Services, whichever occurs earlier.

       16.3 Either party may terminate any license for Software or any SURETY Support Services upon expiration of the applicable term by providing 30 days prior written notice. Failure to give such notice will result in a renewal or extension of the license or service in accordance with the provisions of this Agreement. The licenses for any Software automatically terminate upon Client's discontinuance of use of the SPU on which the Software was licensed, at which time Client must either destroy or return the Software and documentation to Unisys. Upon termination or cancellation of SURETY Support Services, all diagnostics will be returned to Unisys.

       16.4 Without prejudice to other remedies, Unisys may cancel this Agreement or any order placed under it, for default and repossess Products (excluding only equipment for which the purchase price has been fully paid), if, upon written notice, Client fails to (a) make any payment identified as delinquent (including payment of charges for services) within ten days or (b) cure any default relating to Sections 10 or 11 within 30 days.

       16.5 Unisys may terminate SURETY Support Services on 30 days prior written notice if Unisys determines that any alterations, attachments, Client Software modification or failure to install a maintenance release will interfere with the provision of such services.

       16.6 Termination or cancellation of this Agreement will not affect any rights or duties arising under it with respect to Proprietary Information or security interest.

17.    Notices

       17.1 All notices required by this Agreement to be given to Client will be sent to its address on the cover page of this Agreement.

       17.2 All notices required by Sections 15 and 18.1 and all requests for information under Section 8 will be sent by certified or registered mail and, when given to Unisys, addressed to:

                 Office of General Counsel
                 Unisys Corporation
                 Unisys Way
                 Blue Bell PA 19424

                 cc:  Regional Vice President

       17.3 All other notices to Unisys will be sent to the Unisys office which has been servicing Client.

18.    Dispute Resolution

       18.1 Disputes and Demands - ANY CLAIM OR CONTROVERSY RELATED TO OR ARISING OUT OF THIS AGREEMENT WHETHER IN CONTRACT OR IN TORT ("DISPUTE"), WILL BE RESOLVED ON A CONFIDENTIAL BASIS ACCORDING TO THE FOLLOWING PROCESS, WHICH EITHER PARTY MAY START BY DELIVERING TO THE OTHER PARTY A WRITTEN NOTICE DESCRIBING THE DISPUTE AND THE AMOUNT INVOLVED ("DEMAND").

       18.2 Negotiation and Meditation - AFTER RECEIPT OF A DEMAND, AUTHORIZED REPRESENTATIVES OF THE PARTIES WILL MEET AT A MUTUALLY AGREED UPON TIME AND PLACE TO TRY TO RESOLVE THE DISPUTE BY NEGOTIATION. IF THE DISPUTE REMAINS UNRESOLVED AFTER THIS MEETING, EITHER PARTY MAY START MANDATORY NON-BINDING MEDIATION UNDER THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA).

       18.3 Arbitration - IF THE DISPUTE REMAINS UNRESOLVED 45 DAYS AFTER THE RECEIPT OF THE DEMAND, EITHER PARTY MAY START BINDING ARBITRATION UNDER THE COMMERCIAL ARBITRATION RULES OF THE AAA. THE ARBITRATION WILL BE BEFORE ONE ARBITRATOR: HOWEVER, BEFORE THE SELECTION OF THE ARBITRATOR, A PARTY (WHOSE IDENTITY WILL NOT BE REVEALED TO THE ARBITRATORS) MAY REQUIRE, AT ITS SOLE ADDITIONAL EXPENSE, A THREE ARBITRATOR PANEL. AT LEAST ONE ARBITRATOR WILL BE AN ATTORNEY. NO STATEMENTS BY, OR COMMUNICATIONS BETWEEN, THE PARTIES DURING NEGOTIATION OR MEDIATION, OR BOTH, UNDER SECTION 18.2, ABOVE, WILL BE ADMISSIBLE FOR ANY PURPOSE IN ARBITRATION. THE ARBITRATOR(S) WILL HAVE NO AUTHORITY TO AWARD PUNITIVE DAMAGES OR ANY OTHER MONETARY RELIEF NOT MEASURED BY THE PREVAILING PARTY'S ACTUAL DAMAGES (ADJUSTMENTS FOR TIME VALUE OF MONEY PERMITTED), AND WILL NOT MAKE ANY DECISION INCONSISTENT WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT. EACH PARTY WILL BEAR ITS OWN INTERNAL EXPENSES AND ATTORNEY'S FEES.

       18.4 Court - NOTHING IN THIS SECTION 18 WILL PRECLUDE A PARTY'S RECOURSE TO A COURT OF COMPETENT JURISDICTION TO (a) ENFORCE THE TERMS OF, OR AN ARBITRATION AWARD UNDER, THIS SECTION; (b) SEEK TEMPORARY EQUITABLE RELIEF NECESSARY TO PROTECT ITS INTERESTS; OR (c) RECOVER SPECIFIC PROPERTY, INCLUDING AN ACTION IN REPLEVIN.

       18.5 Time Limit - NEITHER ARBITRATION UNDER THIS SECTION NOR ANY LEGAL ACTION, REGARDLESS OF ITS FORM, RELATED TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT MORE THAN 2 YEARS AFTER THE CAUSE OF ACTION FIRST ACCRUED, EXCEPT IF A DEMAND IS MADE WITHIN 45 DAYS BEFORE THE END OF THIS 2 YEAR PERIOD, THE PARTIES WILL HAVE 60 ADDITIONAL DAYS FROM THE DEMAND TO START ARBITRATION UNDER THIS AGREEMENT.



19.    Other Provisions

       19.1 All risk of loss or damage to Products will pass to Client upon delivery to Client's location.

       19.2 Neither party will be liable for failure to fulfill its obligations when due to causes beyond its reasonable control.

       19.3 Any failure or delay by either party in exercising any right or remedy will not constitute a waiver.

       19.4 THIS AGREEMENT WILL BE GOVERNED BY THE LOCAL LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

       19.5 This Agreement constitutes the entire agreement between the pates with respect to the Products and services provided hereunder and supersedes all prior proposals and agreements, both written and oral, and all other written and oral communications between the parties. Statements made to you in the course of this sale are subject to the Year 2000 Information and Readiness Disclosure Act (15 U.S.C. 1-note). In the case of a dispute, this Act may reduce your legal rights regarding the use of any such statements, unless otherwise specified by your contract or tariff. The terms and conditions of this Agreement will supersede all other terms and conditions submitted by Client, including any preprinted terms on any Client purchase orders,

       19.6 Unisys may assign this Agreement or its interest in any equipment, or assign the right to receive payments, without Client's consent, Any such assignment, however, will not change the obligations of Unisys to Client. Client will not assign or transfer its rights or obligations under this Agreement without prior written consent of Unisys. Any assignment or transfer prohibited by this provision will be void. Unisys may subcontract any services described in this Agreement to third parties selected by Unisys.

       19.7 The terms and conditions of this Agreement may be modified only by a writing signed by a Unisys Vice President, General Manager or Contracts Manager.

       19.8 Each paragraph and provision of this Agreement is severable, and if one or more paragraphs or provisions are declared invalid, the remaining provisions of this Agreement will remain in full force and effect.

       19.9 Products and services provided under this Agreement may be subject to U.S. and other government export control regulations. Client assures that it will comply with all applicable export laws and regulations related to the use, disclosure, export, or reexport of these Products and services.


                                                                                                 Agreement Number

UNISYS            Equipment Sale Schedule                                                        -----------------------------------

Equipment Location
------------------------------------------------------------------------------------------------------------------------------------

Southern Community Bank and Trust, 13563 Midlothian Turnpike, Midlothian, VA  23113
------------------------------------------------------------------------------------------------------------------------------------

List of Products Applicable to this Agreement
------- ------------------- -------------------------- ---------- -------- --------- ------------- --------- ------------ ----------
Item      Style             Description                Warranty   Y2K      Quantity  Unit          Client    Installation Total
no.                                                               ready              purchase      install-  Charge       purchase
                                                                                     price         able                   price






















------- ------------------- -------------------------- ---------- -------- --------- ------------- --------- ------------ ----------
                                                                                                         Page             Page
                                                                                                         subtotal         subtotal--
                                                                                                         Installation
                                                                                                         charge           Purchase
                                                                                                         $                price
                                                                                                                          $
                                                                                                         ------------     ----------
                                                                                                         Total            Total
                                                                                                         installation     purchase
                                                                                                         charge           price
                                                                                                         $                $
                                                                                                         ------------     ----------
                                                                                                         Other
                                                                                                         $
                                                                                                         ---------------------------
                                                                                                         Grand total
                                                                                                         $
                                                                                                         ---------------------------
                                                                                                         Less: down       payment
                                                                                                         $
                                                                                                         ---------------------------
                                                                                                         Total
                                                                                                         amount due
                                                                                                         $
                                                                                                          --------------------------


Service Warranty
Unisys will provide a Service Warranty for equipment designated A, B, C or D in the Warranty column. Support Center Service for Client installable equipment is included in the Service Warranty for 90 days from the Installation Date. Service Warranty also includes Mail-In Service or Equipment On-Call Remedial Maintenance according to the following description:

For equipment designated "A" which is within 60 miles of the center of a Unisys concentration city, Unisys will provide Same Day Service(2). For equipment designated "A" which is more than 60 miles from the center of the nearest Unisys concentration city and for equipment designated "B," Unisys will provide Next Day Service(1). For equipment designated "C," Unisys will provide Second Day Service(1). For equipment designated "D," Unisys will provide Mail-In Service. The number immediately following the A, B, C or D designation identifies the number of months, following the Installation Date, that the Service Warranty will be performed.







1) Refer to SURETY "Definitions and Service Descriptions".
2) Second Day Service means Unisys will make every reasonable effort to respond to on-site service requests two business days from call placement during the PPM.


                                                                                                 Agreement Number

UNISYS            Equipment Sale Schedule                                                        -----------------------------------


Equipment Location                                   Bill To Location                            Service Level
--------------------------------------------         -----------------------------------         -----------------------------------
                                                                                                 (C) Comprehensive Platinum
                                                                                                 (G) Comprehensive Gold
                                                                                                 (P) Performance Gold
                                                                                                 (S) Performance Silver
                                                                                                 (A) Partner Silver
--------------------------------------------         -----------------------------------         (B) Partner Bronze
Administrator           Telephone number             Administrator    Telephone number

------------------------------------------------------------------------------------------------------------------------------------
Initial Term (Check if more than one year)           Annual rate increase cap                    SURETY Support Services
[ ] 2-Years [ ] 3-Years [ ] Other:    Years          (3-year initial term or longer)             Commencement Date
------------------------------------------------------------------------------------------------------------------------------------
Service Access (Check one)                           Billing period (Check one)
[ ] Standard [ ] Premium                             [ ] Quarterly     [ ] Annual         [ ] Other:

List of Products Applicabel to this Agreement
------------------ -------------- ---------------- -------------- --------------- ---------------- ---------------- ------------
Level              Style          Description      Quantity       Monthly         Warranty         Monthly SURETY
                                  (Include                        Service         Upgrade          Unit charge      Total charge
                                  vendor name                     Warranty        Total charge
                                  and model if                    Upgrade
                                  non Unisys                      Unit charge
                                  product)

------------------ -------------- ---------------- -------------- --------------- ---------------- ---------------- ----------------
                                                                  Page subtotal -  Upgrade charges  Page subtotal -  Monthly charges

                                                                  $                                $
                                                                  --------------- ---------------- ---------------- ----------------
                                                                  Total upgrade                    Total montly
                                                                  charges                          charges
                                                                  $                                $
                                                                  --------------- ---------------- ---------------- ----------------
                                                                  Other                            Other
                                                                  $                                $
                                                                  --------------- ---------------- ---------------- ----------------
                                                                  Upgrade Grand                    Grand Total
                                                                  Total                            $
                                                                  $
                                                                  --------------- ---------------- ---------------- ----------------

Charges

If Client is ordering SURETY Support Services for equipment that also has a Service Warranty Period, the following applies. During the Service Warranty Period, or any portion of this period, the equipment receives the Surety Support Services ordered. The Monthly SURETY charge for equipment will not apply during the Service Warranty period; however, the Monthly Service Upgrade charge will apply.

Definitions and Service Descriptions
--------------------------------------------------------------------------------


A.  Definitions

Principal Period of Maintenance ("PPM") means 8:00 AM to 5:00 PM, Client's local time, Monday through Friday, excluding Unisys designated holidays.
Off Hours means all hours other than the PPM.

Client Operational Hours ("COH") means all times when Client uses the Products.

Failed Unit means a unit of equipment enrolled under SURETY Support Services, which is deemed eligible by Unisys for exchange, that is identified by Client as not in working order.

Exchange Unit means new, repaired, or previously used equipment in working order that Unisys conveys to Client as a replacement for a Failed Unit. The Failed Unit will become the property of Unisys upon Client's receipt of the Exchange Unit or, if later, upon receipt of the Failed Unit by Unisys. Client warrants that title to the Failed Unit, and Unisys warrants that title to the Exchange Unit, will be free and clear of all claims, liens, and encumbrances including security interests.

Same Day Service means Unisys will make every reasonable effort to respond to Client's requests for on-site SURETY Support Services within four (4) hours provided the request is received no later than four (4) hours prior to the end of Client's hours of coverage.

Next Day Service means Unisys will make every reasonable effort to respond to Client's request for on-site SURETY Support Services received during a PPM no later than the next PPM.

B. Service Descriptions

Unless specified on the Schedule or in this Section, the Initial Term for SURETY Support Services will be 12 months and will commence on the later of the Installation Date of the applicable Products or the date Unisys accepts the Services order. Unless specified on the Schedule. the Initial Term of SURETY Support Services for Products added to a system already enrolled under SURETY Support Services will be coterminous with the applicable term of the Services on that system and, for purposes of changes to SURETY Support Service charges, will be deemed to have the same commencement date as the applicable term of the Services on that system. Following the Initial Term, SURETY Support Services will continue on an annual renewal basis at Unisys then-current prices until terminated or canceled according to the terms of this Agreement. The specific services for each Service Level are identified on the next page.

1. Support Center Services provides assistance by electronic or voice communication during the PPM on operating the Products, identifying Product errors or malfunctions and advising on known detours, reporting software problems via a User Communication Form (UCF), and determining the need for on-call remedial service. Support Center Services during Off Hours consist of expediting response to network down and system emergencies. Some non Unisys products are not included in this service.

2. User Communication Services provides for reporting of suspected Product errors or malfunctions or suggested new feature changes. Unisys will make reasonable efforts to provide detours or corrections for Unisys Products or non Unisys Products if available to Unisys at no additional charge from the vendor. Client will install all error corrections. User Communication Services and UCF submissions are available only for Products for which Unisys is then currently providing development center support (also called engineering support).

3. Essential Engineering Changes are changes released by Unisys for safety purposes or changes Unisys determines are essential to the performance of equipment. Changes will be installed at a mutually acceptable time during the applicable hours of coverage. For non Unisys equipment, Unisys will install Essential Engineering Changes based upon the availability of required materials at no cost to Unisys and additional labor charges will apply for Service Levels other than Comprehensive Gold and Platinum.

4. Equipment Maintenance Parts are parts required for repairs made by Unisys personnel.

5. Mail-In Service allows Client, at its expense and risk, to ship or to bring a Failed Unit to the Unisys designated location. Within 7 business days of receipt, Unisys repairs the Failed Unit or gives Client an Exchange Unit.

6. Software Maintenance Releases are error corrections and maintenance releases that Unisys develops or provides for currently supported Software level(s). Unisys licenses these releases only for use on the designated computer system(s) under the applicable license agreement. Client will install all applicable error corrections and maintenance releases.

7. Electronic Self Services provides Client with access to an Internet web site to place equipment service and Software support requests, to obtain information on known errors and corrections, and to get information on Unisys products and services.

8. Advance Exchange Service allows Client to notify the Unisys designated point of contact of a Failed Unit enrolled in the Service. Upon notification, Unisys will ship an Exchange Unit to the Client using a next day delivery service. Client will install the Exchange Unit and, at its expense and risk, ship the Failed Unit to Unisys within 14 days after Client's receipt of the Exchange Unit. Advance Exchange Service is limited to selected equipment.

9. Equipment On-Call Remedial Maintenance includes on-site repair or Exchange Unit service, at Unisys option, of equipment, if a problem remains unresolved after Client has utilized Support Center Services as prescribed.

10. Electronic On-Site Services allows the Support Centers to receive system data from Client and perform remote failure analysis. Client will supply the equipment, software, and communication facilities to use the electronic support service capabilities of the Products as outlined in the Unisys product support plan.

11. Equipment Preventive Maintenance, including the installation of engineering changes deemed appropriate by Unisys, will be performed at Client's location according to the manufacturer's recommendations at a mutually acceptable time during the applicable hours of coverage.

12. Systems Operations Review provides that Unisys will meet with Client's personnel once annually, at a mutually acceptable location and time, to conduct computer systems operation reviews with respect to the Products. Client is responsible for scheduling the meeting. This service applies to systems designated by Unisys as enterprise servers or mainframes.

13. Software On-Call Support provides on-site service if Unisys determines that a Software problem remains unresolved and on-site assistance is required, after Client has used Support Center Services as prescribed. Desktop products are not included in this service.

14. Equipment On-Call Remedial Maintenance Guaranteed Response means that if Client is located within a 60 mile radius from the center of a Unisys concentration city, Unisys commits to have a client service representative arrive at Client's site within two (2) hours during PPM and within three (3) hours outside of PPM. Response is measured from the time that Unisys receives the request for service from Client until Unisys arrives at Client's site. If Unisys moves its concentration city or Client relocates its site so that Client's site is no longer within a 60 mile radius from the center of a Unisys concentration city, Unisys reserves the right to adjust or eliminate the Service Level.

15. Support Center Guaranteed Response (available only during the PPM) provides that Unisys will respond to Client's declared emergencies no later than one (1) hour after receipt of Client's request at the Support Center designated by Unisys.

C. Descriptions of Service Access

Standard Access to Support Center Services provides Client with unlimited use of Electronic Self Services. Voice contacts are chargeable on a per call basis at Unisys then-current rates.
Premium Access to Support Center Services provides Client with unlimited use of Electronic Self Services and an unlimited number of voice contacts with the Unisys Support Centers.

D. Descriptions of Response to On-Call Service Requests

Performance Silver provides Next Day Service for Equipment On-Call Remedial Maintenance.

Performance Gold and Comprehensive Gold provide Same Day Service for Equipment On-Call Remedial Maintenance.

Comprehensive Platinum provides Equipment On-Call Remedial Maintenance Guaranteed Response.

Unisys SURETY Support Servcie Levels
--------------------------------------------------------------------------------
The Service Levels as described below are cumulative (e.g., the services defined under Performance are in addition to those defined under Partner). Not all services and Service Levels are available on all Products; please see the Service Descriptions for additional details. The hours of coverage for
Partner and Performance Service Levels are during the PPM. The hours of coverage for Comprehensive Service Levels are during the COH, unless designated PPM only. Individual Unisys SURETY Support Services contained in a higher Service Level than contracted are provided at Client request, as available, at then-current Unisys conditions and charges.
--------------------------------------------------------------------------------

Service Levels

         Comprehensive - Platinum

         Equipment On-Call Remedial Maintenance Guaranteed Response

         Support Center Guaranteed Response (PPM only)

                  Comprehensive - Gold

                  Systems Operations Review

                  Software On-Call Support

                           Performance - Silver/Gold

                           Equipment On-Call Remedial Maintenance

                           Electronic On-Site Services

                           Equipment Preventive Maintenance

                                    Partner - Silver

                                    Advance Exchange Service

                                            Partner - Bronze
[GRAPH]
                                            Support Center Services

                                            User Communication Services

                                            Essential Engineering Changes

                                            Equipment Maintenance Parts

                                            Mail-In Service

                                            Software Maintenance Releases

                                            Electronic Self Services
--------------------------------------------------------------------------------



                                                                                                 Agreement Number

UNISYS            Equipment Sale Schedule                                                        -----------------------------------

Equipment Location
Smith River Bankshares, Inc. 730 E. Church Street, Martinsville, VA  24112

List of Products Applicable to this Agreement
------------------------------------------------------------------------------------------------------------------------------------

Item     Style        Description                       Quantity  Warr.   Y2K     License      License      Initial     Installation
no.                                                                       ready   plan         charge       license     charge
                                                                                  (Specify                  charge
1        NTS40-L      NT4.0 S/W                         4                 R       ETP                 4420
2        NDP250-INT   DOC PROC S/W                      1                 R       term)               6000
3        NTW40-P      NT S/W                            1                 R       OTC                    0
4        DPC300-DPT   DEPCON S/W                        1                 R       OTC                 2420
5        DPC300-AFK   DEPCON DEPT S/W                   1                 R       OTC                  825
                                                                                  OTC
                                                                                  OTC
                      These  license  are  being  paid on  customers  behalf  by information Technology,  Inc. (ITC) provided that customer has executed the necessary ITI agreements.










-------- ------------ --------------------------------- --------- ------- ------- ------------ ------------ ----------- ------------
                                                                                               Page         Page        Page
                                                                                               subtotal -   subtotal -  subtotal -
                                                                                               License      Initial     Installation
                                                                                               Charge       license     charge
                                                                                                            charge
                                                                                               $   13,665   $           $
                                                                                               ------------ ----------- ------------
                                                                                               Total        Total       Total
                                                                                               license      initial     installation
                                                                                               charge       license     charge
                                                                                                            charge

                                                                                               $   13,665   $           $
                                                                                               ------------ ----------- ------------
                                                                                               Grand total

                                                                                               $                            13,665
                                                                                               ------------ ----------- ------------




License Plans
1. Licenses of Software for which Unisys charges either an Annual License Charge
(ALC) or a Montly License Charge (MLC) will have an initial term of twelve months commencing on the Installation Date. The MLC license will continue on a month-to-month basis and the ALC will renew annually until the license is terminated or cancelled in accordance with the Termination and Cancellation section of this Agreement.
2. For certain licenses, Unisys may charge an Initial License Charge which will include the first monthly or annual charge.
3. Extended Term Plan (ETP): Certain licenses of Software for which Unisys charges a single fee may have a 36 or 60 month extended term commencing on the Installation Date. Upon expiration of the extended term, the license will be automatically continued on a month-to-month basis for a Monthly License Charge, unless terminated in accordance with the Termination and Cancellation section of this Agreement, or Client may pay another ETP fee for an additional extended term, if available.
4. One Time Charge (OTC): For certain Software, upon payment of a one-time charge (invoiced upon shipment of the Software), Unisys will license Client to use the Software so long as Client continues to use the Software on the SPU on which it was originally licensed for use.
5. Software that has no license charge listed on this Schedule will have a license term which is coterminous with Client's possession and use of the equipment on which the Software is installed.



                                                                                                 Agreement Number

UNISYS            Equipment Sale Schedule                                                        -----------------------------------


Periodic Basis
------------------------------------------------------------------------------------------------------------------------------------

Item     Type of services                        No. of     Hourly       Period             Total hours    Total periodic charge
no.                                              personnel  charge       Days/Weeks/Months















------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Page subtotal - Periodic
                                                                                                           $
                                                                                                           -------------------------
                                                                                                           Grand total - Periodic
                                                                                                           $
                                                                                                           -------------------------

Fixed Charges
------------------------------------------------------------------------------------------------------------------------------------
Item     Type of service                                    Description                                    Fixed charge
no.
















------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Page subtotal - Fixed
                                                                                                           $
                                                                                                           -------------------------
                                                                                                           Grand total - Fixed
                                                                                                           $
                                                                                                           -------------------------


Information  Services  may  also be  called  Professional  Services  or  Systems
Services. Client will be invoiced for travel and lodging and premium service charges in addition to those set forth above, as applicable.

                                                                Agreement Number

                                                                ----------------

Description of Information Services
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------

                                                                Agreement Number

                                                                ----------------


Description of Information Services (Cont.)
--------------------------------------------------------------------------------






































--------------------------------------------------------------------------------